UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 12, 2011

Black Raven Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32471	20-0563497
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Seventeenth Street, Suite 350, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 308-1330

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 2, 2011, Black Raven Energy, Inc. (“BRE” or the “Company”) filed a Current Report on Form 8-K to report the completion of the purchase of the oil and gas properties in the Adena Field in Morgan County, Colorado (the “Acquired Properties”).  In that filing, the Company indicated that it would amend the Form 8-K at a later date to include the financial information required by Item 9.01.  This amendment to the August 1, 2011 Current Report on Form 8-K is being filed to provide such financial information

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)          FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The unaudited financial combined statements of revenues and direct operating expenses of the Acquired Properties for the three months ended March 31, 2011 and 2010 and the audited combined statements of revenues and direct operating expenses of the Acquired Properties for the years ended December 31, 2010 and 2009 are filed as Exhibits 99.1and 99.2, respectively, to this Form 8-K and are incorporated in this Item 9.01 by reference.

(b)         PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2011 is filed as Exhibit 99.3.

(d)           EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Unaudited Combined Statements of Revenues and Direct Operating Expenses of the Black Raven Energy, Inc. Acquired Properties for the three months ended March 31, 2011 and 2010.

99.2	Audited Combined Statements of Revenues and Direct Operating Expenses of the Black Raven Energy, Inc. Acquired Properties for the years ended December 31, 2010 and 2009.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet of the Company as of March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK RAVEN ENERGY, INC.

Date: October 12, 2011

	By:	/s/ William F. Hayworth
William F. Hayworth
President